Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Celgene Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-126296, Nos. 333-70083, 333-91977, 333-39716 and 333-65908),
in the registration statements on Form S-3 (Nos. 333-02517, 333-32115, 333-38861, 333-52963, 333-87197, 333-93759, 333-94915, 333-75636, 333-107977 and
333-107978) and in the registration statements on Form S-4 (No. 333-101196 and 333-42302) of Celgene Corporation of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Celgene Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the years in the three-year period ended December 31, 2005, and the related consolidated financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Celgene Corporation.











/s/ KPMG LLP

Short Hills, New Jersey
March 15, 2006